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                                   EXHIBIT 23

                        Consent of DELOITTE & TOUCHE LLP



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 33-48021, No. 33-52700, No. 33-80172, No. 33-84022, No. 33-71080, No. 33-80170,
No. 333-3125 and No. 333-31027 on Form S-8 and Registration Statement No. 333-3123 on Form S-3 of Metatec Corporation of our reports dated February 11, 1998, included and incorporated by reference in this Annual Report on Form 10-K of Metatec Corporation for the year ended December 31, 1997.


/s/DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
March 30, 1998
Columbus, Ohio